Traeger Announces 1-for-50 Reverse Stock Split
SALT LAKE CITY, UT – March 12, 2026 (BUSINESS WIRE) – Traeger, Inc. (“Traeger” or the “Company”) (NYSE: COOK), creator and category leader of the wood pellet grill, today announced that it will proceed with a 1-for-50 reverse stock split (“Reverse Stock Split”) of its outstanding common stock following approval by its Board of Directors. The 1-for-50 ratio is within the range approved by stockholders at a special meeting of COOK stockholders held on March 2, 2026.
The Reverse Stock Split is intended to increase the per-share trading price of the Company’s common stock, broaden its appeal to a broader group of institutional investors, and support the Company’s continued listing on the New York Stock Exchange (“NYSE”). The Company also believes the Reverse Stock Split may help enhance trading liquidity and reduce stock price volatility.
The Reverse Stock Split is intended to bring the Company into compliance with the minimum share price requirement set forth in Section 802.01C of the New York Stock Exchange’s Listing Company Manual. The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on March 17, following the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in substantially the form described and set forth in the Company's Definitive Proxy Statement under Proposal 1 and Annex A. The Company’s common stock is expected to begin trading on a post-split basis at the opening of the market on March 18, 2026 under the same symbol, “COOK,” with the new CUSIP number 89269P202.
When the Reverse Stock Split becomes effective, every 50 shares of the Company’s issued and outstanding common stock will be automatically combined into one share of common stock. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership in the Company, except for adjustments that may result from the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment, in lieu of any fractional shares. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by NYSE (as adjusted to give effect to the Reverse Stock Split) on March 17, 2026. After the Reverse Stock Split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. In addition, all outstanding equity awards will be proportionately adjusted to reflect the Reverse Stock Split.
Stockholders owning shares of the Company’s common stock via a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take further action in connection with the Reverse Stock Split, subject to such intermediary’s particular processes.
Additional information about the Reverse Stock Split can be found in Traeger’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on January 26, 2026.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Company’s common stock on a split-adjusted basis; and other statements that are not historical fact. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: reactions from our employees, vendors, customers, lenders and investors to the Company’s receipt of the NYSE notice of non-compliance, the Company’s ability to regain compliance with the minimum share price requirement within the applicable cure period; the Company’s ability to comply with other NYSE listing standards and maintain the listing of its common stock on the NYSE; the impact of management transitions on our common stock; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; and the ability of our stockholders to influence corporate matters. These and other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Stephanie Read
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com
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